SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 January 21, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-4988	74-1668471

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	34625

(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Non applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

CLEARWATER, Fla., Jan. 21 — Aerosonic Corporation AIM announced today the addition of Gary E. Colbert as Chief Financial Officer. Mr. Colbert brings extensive domestic and international corporate finance and operational experience to Aerosonic, having held financial positions of increasing responsibility throughout his 23-year career with PPG Industries, Inc., United Technologies Corporation, and Wellcraft Marine. His prior experiences have included roles as a divisional Chief Financial Officer as well as Vice President, Finance and Administration. Mr. Colbert received his MBA in Finance and Marketing from Washington University and his undergraduate degree in Finance and Accounting. He is also a Certified Management Accountant.

“Gary is a key addition to our management team. His experience in a manufacturing environment and public company finance will allow him to be immediately effective and further strengthens the management group as we position the company for future growth,” stated David Baldini, President.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION
(Registrant)

Date: January 23, 2003	/s/ P. Mark Perkins
P. Mark Perkins
(Executive Vice President and Director)